EXHIBIT 99.1

Strategic Alliance Agreement

This agreement is made and entered into this 24th day of August, 2017 by and between Bravatek Solutions, Inc., a corporation organized under the laws of the State of Colorado, ("Bravatek"), with an address at 2028 E. Ben White Blvd., Unit #240-2835, Austin, Texas 78741 and AmbiCom Holdings, Inc. (“AMBICOM"), a corporation organized under the laws of Nevada, with an address at 877 Cedar. Ste 100, Santa Cruz, CA 95060

Whereas, Bravatek is a corporation, which has technical expertise in security-related software, tools and systems/services (including telecom services) to support, deploy and test its current and potential customers’ most critical initiatives.

Whereas, AMBICOM a corporation engaged in the business of searching out, acquiring and/or investing in unique technologies that have the potential for wide adoption in large markets.

Whereas, the parties desire to enter into a business relationship which will designate Bravatek as the project based business partnership channel for governmental and non-governmental departments / agencies / units for the purpose of promoting AMBICOM’s current and future capabilities, products and/or service solutions. Now therefore, the parties mutually agree to enter into a strategic alliance under the following terms and conditions:

1) Duties of Bravatek

Bravatek agrees to serve as a non-exclusive project sales lead finder for AMBICOM. In this capacity, Bravatek will use its best efforts to provide the following services to AMBICOM.

a.	Promote, market and introduce the Products to prospective clients in the government space nationwide.

b.	Provide a quarterly Pipeline or project information leads report to AMBICOM on a monthly basis which contains a 3-month rolling forecast of potential sales.

c.	Follow-up on on-going project leads that AMBICOM is actively engaged with or believes is appropriate.

d.	Provide AMBICOM with any promotional materials, technical papers, white papers, proposals, etc. prior to publication or delivery to prospective clients.

e.	Investigate and propose new joint investment opportunities for AMBICOM and Bravatek.

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2) Duties of AMBICOM

AMBICOM agrees to use its best efforts to promote and support project lead finding and after-sales support of Bravatek by:

a.	Listing Bravatek in all appropriate sales and marketing materials as a non-exclusive alliance partner (with focus of government customers)

b.	Provide timely responses to both technical and administrative questions posed by Bravatek.

c.	Promote Bravatek’s product and service offerings whenever possible.

d.	Aid Bravatek in the writing of any technical/marketing/sales documents when requested and participate in mutually-agreed upon sales calls.

e.	Provide Bravatek with co-branded marketing material that can be emailed or handed to prospective clients.

3) Obligations of the Parties

Bravatek and AMBICOM agree to jointly:

a.	Develop and implement a joint Product Solution and Application Strategy whereby targeted markets/potential client-types/applications are mutually agreed upon;

b.	Support each other in all agreed-upon technical, marketing and promotional efforts;

c.	Develop a joint strategy for developing new product/services/capabilities to mutually benefit both parties;

d.	Utilize each other as Preferred Vendors for services whenever possible upon mutual agreement.

4) Compensation

When custom Products are designed, developed and to be delivered to Bravatek-identified perspective clients, the parties shall agree to a proposed sales price for use during the project in writing prior to the commencement of each project.

For any Product or Solution sold to any perspective clients introduced by Bravatek registered with AMBICOM via email to AMBICOM’s CEO, Alain Lewand, and delivered through Bravatek or a AMBICOM-designated distribution affiliate(s) or sales channel(s), Bravatek will receive a lead-finder fee, to be mutually discussed and finally decided by AMBICOM at the range of minimum of 10% to maximum of 20% of project revenue, with an exact fee to be depending upon the overall project sales margin and cost of development and delivery of each project, payable NET 30 days after each client payment on delivered products received at AMBICOM’s bank account.

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5) Confidentiality

"Confidential information" shall mean any and all technical and non-technical information, documents and materials related to client projects of party and products, services and business of each of the parties. AMBICOM and Bravatek agree to maintain in strict confidence and not to disclose or disseminate, or to use for any purposes other than performance of the projects, the Confidential Information disclosed.

The obligation of non-disclosure shall not apply to the following:

a.	Information at or after such time that is publicly available through no fault of either party

b.	Information at or after such time that is disclosed to either party by a third party entitled to disclose such information

c.	Information which is required by law to be disclosed to federal, state or local authorities.

7) Term of Confidentiality

For a period of five (5) years after termination of this Agreement, the parties shall treat as confidential all information and take every reasonable precaution and use all reasonable efforts to prevent the unauthorized disclosure of the same. The parties agree to take all steps reasonably necessary and appropriate to ensure that their employees, agents, and/or assistants treat all information as confidential and to ensure that such employees, agents, and/or assistants are familiar with and abide by the terms of this Agreement.

8) Term

The term of this Agreement is twelve (12) months from the date hereof, and will be automatically renewed for one (1) additional twelve month period unless either party shall notify the other in writing of its intention not to renew. Such notice must be given ninety (90) days prior to expiration of the original term. This Agreement may also be terminated by either party upon ninety (90) days written notice.

9) Notices

Any notices required under this Agreement shall be delivered to:

Bravatek Technologies, Inc.

2028 E. Ben White Blvd.,

Unit #240-2835

Austin, Texas 78741

AmbiCom Holdings Inc.

877 Cedar Ste 100
Santa Cruz, CA 95060

10) Governing Law

This Agreement is entered into in the State of Texas and shall be interpreted according to the laws of the State of Texas.

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11) Indemnification

AMBICOM shall indemnify Bravatek, its directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney's fees and court costs incurred in connection with any third-party claim, action or proceeding arising from the negligence or intentional misconduct of AMBICOM or breach of AMBICOM of any of its obligations under this Agreement.

Bravatek shall indemnify AMBICOM, its directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney's fees and court costs, incurred in connection with any third-party claim, action or proceeding arising from the negligence or intentional misconduct of Bravatek or breach of Bravatek of any of its obligations under this Agreement.

12) Modifications

No changes or modifications of this Agreement or any of its terms shall be deemed effective unless in writing and executed by the parties hereto.

13) Assignment

This Agreement shall not be assignable by either party without the prior written consent of the other party.

14) Entire Agreement

This Agreement represents the complete and entire understanding between the parties regarding the subject matter hereof and supersedes all prior negotiations, representations, or agreements, either written or oral, regarding this subject matter.

This Agreement shall not be considered accepted, approved or otherwise effective until signed by the appropriate parties.

Bravatek Technologies,		Inc. AmbiCom Holdings, Inc.

By:	/s/ Thomas A. Cellucci	By:	/s/ Alain Lewand
Name:	Thomas A. Cellucci	Name:	Alain Lewand
Title:	CEO	Title:	CEO
Date:	8/25/2017	Date:	8/25/2017

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